UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2014
________________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts (Address of principal executive offices)		01748 (Zip Code)
Registrant's telephone number, including area code: (508) 435-1000

N/A
(Former Name or Former Address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

EMC Corporation's Annual Meeting of Shareholders was held on April 30, 2014. There was no solicitation in opposition to management's nominees as listed in EMC's proxy statement, and all such nominees were elected directors for a one-year term. The shareholders ratified the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC's independent auditors for the fiscal year ending December 31, 2014, provided advisory approval of EMC's executive compensation, rejected a shareholder proposal relating to an independent board chairman and rejected a shareholder proposal relating to political contributions. The results of the votes for each of these proposals were as follows:

1.	Election of Directors:

	For	Against	Abstain	Broker Non-Votes
Michael W. Brown	1,407,828,058	13,457,584	3,665,535	242,005,465
Randolph L. Cowen	1,398,428,187	22,854,350	3,668,640	242,005,465
Gail Deegan	1,389,490,276	31,849,715	3,611,186	242,005,465
James S. DiStasio	1,401,672,516	19,594,097	3,684,564	242,005,465
John R. Egan	1,361,716,148	59,631,420	3,603,609	242,005,465
William D. Green	1,397,111,713	24,149,869	3,689,595	242,005,465
Edmund F. Kelly	1,408,319,626	12,955,323	3,676,228	242,005,465
Jami Miscik	1,401,804,270	19,445,133	3,701,774	242,005,465
Paul Sagan	1,390,817,125	30,419,407	3,714,645	242,005,465
David N. Strohm	1,393,199,184	28,077,052	3,674,941	242,005,465
Joseph M. Tucci	1,357,634,550	58,261,780	9,054,847	242,005,465

2.	Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC's independent auditors for the fiscal year ending December 31, 2014:

For:	1,637,662,776
Against:	22,781,327
Abstain:	6,512,539
Broker Non-Votes:	—

3.	Advisory approval of EMC's executive compensation:

For:	1,317,418,732
Against:	96,883,487
Abstain:	10,648,958
Broker Non-Votes:	242,005,465

4.	Approval of a shareholder proposal relating to an independent board chairman:

For:	524,496,774
Against:	889,151,836
Abstain:	11,302,567
Broker Non-Votes:	242,005,465

5.	Approval of a shareholder proposal relating to political contributions:

For:	54,722,563
Against:	1,323,574,475
Abstain:	46,654,139
Broker Non-Votes:	242,005,465

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date:    May 2, 2014